EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 28, 1998, except for note S as to which the date is February 18, 1998, accompanying the consolidated financial statements of Three Rivers Bancshares, Inc. and subsidiaries incorporated by reference in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                  /s/ THIGPEN, JONES, SEATON & CO., P.C.

Dublin, Georgia

June 4, 1999